Exhibit 99.5

Customer Talking Points (to Engility customers)

What Was Announced

•	On October 28th, we announced that we entered into an agreement under which Engility will acquire privately-held TASC.

•	TASC is a well-known prime contractor with approximately 4,000 employees and a trusted partner to intelligence, defense and civilian agency customers.

•	Drawing upon extensive domain knowledge, subject-matter expertise and technical resources, TASC delivers the strategic and tactical insight needed to help customers meet their most complex national security challenges.

•	This transaction will build on the strengths of both Engility and TASC to create a leading government services provider.

•	The combined company will have the scale and diversity of offerings to deliver enhanced services and provide an even more comprehensive suite of high-quality offerings to meet your evolving mission and affordability requirements.

What This Means for Our Customers

•	We are confident that this combination will deliver important benefits for you, our valued customer.

•	TASC’s well-recognized technical capabilities complement Engility’s low-cost differentiation and we will be positioned to provide affordable high-quality services.

•	Given the strong heritage of both companies in their respective markets, following the close, the combined company will continue to serve customers under both the Engility and TASC brands.

•	We will also have a collective workforce of approximately 11,000 highly-skilled employees, who all share a commitment to providing exceptional services.

•	In short, with access to greater talent and capabilities we will be even better equipped to serve you.

•	In addition, we expect to deliver future savings on work under cost plus contracts given the savings that the combined company expects to realize as it distributes infrastructure costs over a larger revenue base.

Next Steps

•	You are an important customer to Engility, and as we work to complete the transaction, you can be assured we will remain focused on your mission and your success.

•	Until the close of this transaction, which we expect to occur in the first three months of 2015, Engility and TASC will continue to operate as independent companies, and it will remain business as usual for Engility.

•	Given the complementary nature of our businesses and our success with the integration of DRC, we expect integration, post-close, to be a smooth process.

•	This exciting next step will help us build on our industry leadership and best-in-class business model, and we hope you share our enthusiasm for the future.

•	We appreciate your business and thank you for your continued support.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

In connection with the proposed merger, Engility Holdings (“Engility”) will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy/consent solicitation statement of Engility and TASC Parent Corporation (“TASC”) and a prospectus of Engility, as well as other relevant documents concerning the proposed transaction. Engility will mail the definitive joint proxy/consent solicitation statement/prospectus to the Engility and TASC stockholders. STOCKHOLDERS OF ENGILITY AND TASC ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY/CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy/consent solicitation statement/prospectus (when available) and other filings containing information about Engility at the SEC’s website at www.sec.gov. The joint proxy/consent solicitation statement/prospectus (when available) and the other filings may also be obtained free of charge at Engility’s website at www.Engilitycorp.com under the tab “Investor Relations,” and then under the heading “SEC Filings.”

Engility, TASC and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Engility stockholders in connection with the proposed merger. Information about the directors and executive officers of Engility and their ownership of Engility common stock is set forth in the proxy statement for Engility’s 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on April 11, 2014.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy/consent solicitation statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraphs.

NO OFFERS OR SOLICITATIONS

This announcement is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.